UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2011

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	20-8365999
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

50 Harrison Street, Suite 315A, Hoboken, New Jersey	07030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-866-505-2895

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

On July 6, 2011 we announced that we have commenced the 30 mg dose step in our Phase I clinical trial to evaluate ANAVEX 2-73, the company’s lead drug candidate for Alzheimer’s disease.

On July 11, 2011 we announced we issued 700,000 shares of our common stock to two investors through the exercise of warrants. The shares were issued at $2.25 per share for aggregate proceeds of $1,575,000.

On July 25, 2011 we announced that we provided a summary of the first of two poster presentations at the Alzheimer’s Association International Conference (AAIC) held in Paris, entitled “The novel aminotetrahydrofuran derivative ANAVEX 2-73 attenuated GSK-3beta and Tau hyperphosphorylation in a nontransgenic Alzheimer’s disease model in mice.”

On July 26, 2011 we announced we provided a summary of our second poster presentation at the Alzheimer’s Association International Conference (AAIC) held in Paris, entitled “Preclinical development of new tetrahydrofuran derivatives targeting the sigma-1 chaperone protein as neuroprotectants in Alzheimer’s disease.”

Copies of our press releases are attached as exhibits to our current report and are incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated July 6, 2011

99.2	Press Release dated July 11, 2011

99.3	Press Release dated July 25, 2011

99.4	Press Release dated July 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Harvey Lalach
Harvey Lalach
President, Chief Operating Officer, Interim CFO and Director
Date: August 3, 2011